UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 23, 2013

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2013, the Board of Directors (the “Board”) of SWS Group, Inc. (the “Company”), acting on the recommendation of the Federal Reserve Bank of Dallas, approved a change to the Company’s fiscal year end from the last Friday of June to June 30, effective immediately. As a result of the change in fiscal year, the Company’s next fiscal year end will be June 30, 2013. The Board also approved a change in the Company’s fiscal quarter end dates from the last Friday of September, March, and June and the last business day of December to September 30, December 31, March 31, and June 30. Because the new fiscal year end is less than one month from the current fiscal year end a separate transition report is not required, but the change in fiscal year end will be described in a note to the Company’s consolidated financials on its Form 10-K for the year ending June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: May 24, 2013	By:	/s/ Stacy M. Hodges
Stacy M. Hodges
Chief Financial Officer

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